UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2004

The Phoenix Group Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-20354 (Commission file number)	23-2596710 (Employer Identification No.)

801 E. Campbell Road, Suite 450 (Address of Principal Executive Offices)	75081 (Zip Code)

214-382-3630 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2004 The Phoenix Group Corporation and its board of directors made the following announcements: (i) Stan Waldrop was appointed as President, (ii) Philip Lacerte was appointed as Executive Vice President of Sales and Marketing, and (iii) certain existing executives were appointed to additional positions. Although agreements in principal have been reached, the final terms of the employment agreements with Mr. Waldrop and Mr. Lacerte have not yet been finalized.

For the past five years, Stan Waldrop has been the founder or a cofounder and has served in various executive-level capacities of Telcom Global Solutions, TrinTel Communications, Inc., and JPI, a fully integrated real estate firm. Mr. Waldrop is 54 years old.

Philip Lacerete and his brother Larry Lacerte were the cofounders of Lacerte Software, which was acquired by Intuit, Inc. in 1998. For the past five years, Mr. Lacerte has been a private investor. He is 58 years old.

Exhibits

99.1	Press release dated October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

______/s/ Ronald E. Lusk_________________
(Registrant)
_________October 15, 2004__________
Date
_______/s/ Ronald E. Lusk_________________
By Ronald E. Lusk, in his capacity as Chairman
of The Phoenix Group Corporation